Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-113479) on Form S-8 of Potomac Bancshares, Inc. and Subsidiary of our report dated March 31, 2009, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Potomac Bancshares, Inc. and Subsidiary for the year ended December 31, 2008.

Winchester, Virginia
March 31, 2009

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